Filed Pursuant to Rule 424(b)(2)
File No. 333-202840

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium Term Notes, Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020	$5,000,000	$503.50

(1)

The total filing fee of $503.50 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 676 dated May 26, 2016

(To Product Supplement No. 1 dated March 18, 2015,

Market Measure Supplement dated March 18, 2015,

Prospectus Supplement dated March 18, 2015

and Prospectus dated March 18, 2015)

Wells Fargo & Company Medium-Term Notes, Series K Equity Index Linked Securities

Market Linked Securities—Upside Participation and Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020
■	Linked to the Dow Jones Industrial AverageSM
■

Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the Index from its starting level to its ending level. The payment at maturity will reflect the following terms:

■ If the level of the Index increases, you will receive the original offering price plus 100% participation in the upside performance of the Index
■ If the level of the Index decreases but the decrease is not more than the buffer amount of approximately 15.864%, you will be repaid the original offering price
■

If the level of the Index decreases by more than the buffer amount of approximately 15.864%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the level of the Index in excess of the buffer amount of approximately 15.864%

■	Investors may lose up to approximately 84.136% of the original offering price
■

All payments on the securities are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment

■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated value of the securities is $946.61 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Investment Description” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” herein on page PRS-10 and “Risk Factors” in the accompanying product supplement.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying product supplement, market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	$32.50	$967.50
Total	$5,000,000.00	$162,500.00	$4,837,500.00
(1)

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Investment Description

The Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the Dow Jones Industrial AverageSM (the “Index”) from its starting level to its ending level. The securities provide:

(i)	the possibility of a positive return at maturity if the level of the Index increases from its starting level to its ending level;

(ii)	repayment of principal if, and only if, the ending level of the Index is not less than the starting level by more than the buffer amount of approximately 15.864%; and

(iii)	exposure to decreases in the level of the Index if and to the extent the ending level is less than the starting level by more than the buffer amount of approximately 15.864%.

If the ending level is less than the starting level by more than approximately 15.864%, you will receive less, and possibly approximately 84.136% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the United States equity market.

You should read this pricing supplement together with product supplement no. 1 dated March 18, 2015, the market measure supplement dated March 18, 2015, the prospectus supplement dated March 18, 2015 and the prospectus dated March 18, 2015 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement.

You may access the product supplement, market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. 1 dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096492/d890820d424b2.htm

•	Market Measure Supplement dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096591/d890724d424b2.htm

•	Prospectus Supplement dated March 18, 2015 and Prospectus dated March 18, 2015 filed with the SEC on March 18, 2015: http://www.sec.gov/Archives/edgar/data/72971/000119312515096449/d890684d424b2.htm

Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones Holdings”) and has been licensed for use by S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”). “Dow Jones Industrial Average” is a servicemark of Dow Jones Holdings and has been licensed for use by S&P Dow Jones Indices and sublicensed for certain purposes by us. The Dow Jones Industrial Average is a product of S&P Dow Jones Indices and has been licensed for use by us. The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices, Dow Jones Holdings or their respective affiliates, and neither S&P Dow Jones Indices, Dow Jones Holdings or their respective affiliates make any representation regarding the advisability of investing in the securities.

PRS-2

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Investment Description (Continued)

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the securities based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the securities, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Selected Risk Considerations—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to

PRS-3

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Investment Description (Continued)

changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-4

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Investor Considerations

We have designed the securities for investors who:

¡	seek 100% exposure to the upside performance of the Index if the ending level is greater than the starting level;

¡	desire to limit downside exposure to the Index through the buffer;

¡

understand that if the ending level is less than the starting level by more than the buffer amount of approximately 15.864%, they will receive less, and possibly approximately 84.136% less, than the original offering price per security at maturity;

¡	are willing to forgo interest payments on the securities and dividends on securities included in the Index; and

¡	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

¡	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

¡	are unwilling to accept the risk that the ending level of the Index may decrease by more than the buffer amount of approximately 15.864% from the starting level;

¡	seek full return of the original offering price of the securities at stated maturity;

¡	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

¡	seek current income;

¡	are unwilling to accept the risk of exposure to the United States equity market;

¡	seek exposure to the Index but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

¡	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Index generally, or to the exposure to the Index that the securities provide specifically; or

¡	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-5

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Terms of the Securities

Market Measure:	Dow Jones Industrial AverageSM

Pricing Date:	May 26, 2016

Issue Date:	May 31, 2016 (T+2)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption Amount:	The “redemption amount” per security will equal:

•	if the ending level is greater than the starting level: $1,000 plus:

$1,000	×	ending level – starting level	× participation rate
starting level

•	if the ending level is less than or equal to the starting level, but greater than or equal to the threshold level: $1,000; or

•	if the ending level is less than the threshold level: $1,000 minus:

$1,000	×	threshold level – ending level
starting level

If the ending level is less than the threshold level, you will receive less, and possibly significantly less, than the original offering price of your securities at maturity.

Stated Maturity Date:	March 2, 2020. If the calculation day is postponed, the stated maturity date will be postponed to the later of (i) March 2, 2020 and (ii) the third business day after the calculation day as postponed.

Starting Level:	17828.29, the closing level of the Index on the pricing date.

Ending Level:	The “ending level” will be the closing level of the Index on the calculation day.

Threshold Level:	15000.00, which is equal to approximately 84.136% of the starting level.

Buffer Amount:	Approximately 15.864%, which is the difference between the starting level and the threshold level, expressed as a percentage of the starting level.

Participation Rate:	100%

Calculation Day:

February 26, 2020. If such day is not a trading day, the calculation day will be postponed to the next succeeding trading day. The calculation day is also subject to postponement due to the occurrence of a market disruption event.

Calculation Agent:	Wells Fargo Securities, LLC

Material Tax Consequences:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $32.50 per security.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to the discount or concession received in connection with the sale of the securities to you.

PRS-6

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Terms of the Securities (Continued)

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986RN56

PRS-7

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

PRS-8

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Hypothetical Payout Profile

The following profile is based on a buffer amount of approximately 15.864% and a participation rate of 100%. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level and whether you hold your securities to maturity.

PRS-9

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. These risks are explained in more detail in the “Risk Factors” section in the product supplement. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

•

If The Ending Level Is Less Than The Threshold Level, You Will Receive Less, And Possibly Approximately 84.136% Less, Than The Original Offering Price Of Your Securities At Maturity. If the ending level is less than the threshold level, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the level of the Index to the extent it is below the threshold level (expressed as a percentage of the starting level). The threshold level is approximately 84.136% of the starting level. As a result, you may receive less, and possibly approximately 84.136% less, than the original offering price per security at maturity even if the level of the Index is greater than or equal to the starting level or the threshold level at certain times during the term of the securities.

•

No Periodic Interest Will Be Paid On The Securities. No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities. You should review the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Tax Considerations.”

•

The Securities Are Subject To The Credit Risk Of Wells Fargo. The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue any securities included in the Index for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

•

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price. The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount, (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed funding rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

•

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers. The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

•

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk consideration. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk consideration change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary

PRS-10

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Selected Risk Considerations (Continued)

market price will decline steadily to zero over this 4-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Investment Description.”

•

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways. The value of the securities prior to stated maturity will be affected by the level of the Index at that time, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities: Index performance; interest rates; volatility of the Index; time remaining to maturity; and dividend yields on the securities included in the Index. In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. Because numerous factors are expected to affect the value of the securities, changes in the level of the Index may not result in a comparable change in the value of the securities.

•

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop. The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

•

The Amount You Receive On The Securities Will Depend Upon The Performance Of The Index And Therefore The Securities Are Subject To The Following Risks, As Discussed In More Detail In The Product Supplement:

•

Your Return On The Securities Could Be Less Than If You Owned Securities Included In The Index. Your return on the securities will not reflect the return you would realize if you actually owned the securities included in the Index because, among other reasons, the redemption amount will be determined by reference to the ending level of the Index, which will be calculated by reference to the prices of the securities in the Index without taking into consideration the value of dividends paid on those securities.

•	Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Securities.

•	Changes That Affect The Index May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

•	We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

•

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed. The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the postponed calculation day.

•

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests. You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the ending level of the Index and may be required to make other determinations that affect the return you receive on the securities at maturity. In making these determinations, the calculation agent may be required to make

PRS-11

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Selected Risk Considerations (Continued)

discretionary judgments, including determining whether a market disruption event has occurred on the scheduled calculation day, which may result in postponement of the calculation day; determining the ending level of the Index if the calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; if the Index is discontinued, selecting a successor index or, if no successor index is available, determining the ending level of the Index; and determining whether to adjust the ending level of the Index on the calculation day in the event of certain changes in or modifications to the Index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.

•

The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Selected Risk Considerations—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.

•

Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of the Index. Our affiliates or any dealer participating in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Index or the companies whose securities are included in the Index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Index or the companies whose securities are included in the Index could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Index from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Index or the companies whose securities are included in the Index published on or prior to the pricing date could affect the level of the Index on the pricing date in a manner that adversely affects investors in the securities.

•

Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Index may adversely affect the level of the Index. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•

Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire securities included in the Index or listed or over-the-counter derivative or synthetic instruments related to the Index or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in any of the securities included in the Index, or derivative or synthetic instruments related to the Index or such securities, they may liquidate a portion of such holdings at or about the time of the calculation day or at or about the time of a change in the securities included in the Index. These hedging activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities.

•

Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in the Index and other instruments relating to the Index or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the securities.

PRS-12

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Selected Risk Considerations (Continued)

•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities and this projected profit will be in addition to the concession that the participating dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the participating dealer to sell the securities to you.

•

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the IRS. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of ownership and disposition of the securities might be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. You should read carefully the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Tax Considerations.” You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-13

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Hypothetical Returns

The following table illustrates, for a range of hypothetical ending levels of the Index:

•	the hypothetical percentage change from the starting level to the hypothetical ending level;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending level	Hypothetical percentage change from the starting level to the hypothetical ending level	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
31199.51	75.000%	$1,750.00	75.00%	15.47%
26742.44	50.000%	$1,500.00	50.00%	11.09%
24959.61	40.000%	$1,400.00	40.00%	9.16%
23176.78	30.000%	$1,300.00	30.00%	7.11%
21393.95	20.000%	$1,200.00	20.00%	4.91%
19611.12	10.000%	$1,100.00	10.00%	2.55%
18719.70	5.000%	$1,050.00	5.00%	1.30%
17828.29(2)	0.000%	$1,000.00	0.00%	0.00%
16936.88	-5.000%	$1,000.00	0.00%	0.00%
16045.46	-10.000%	$1,000.00	0.00%	0.00%
15000.00	-15.864%	$1,000.00	0.00%	0.00%
14975.76	-16.000%	$998.64	-0.14%	-0.04%
14262.63	-20.000%	$958.64	-4.14%	-1.12%
13371.22	-25.000%	$908.64	-9.14%	-2.53%
8914.15	-50.000%	$658.64	-34.14%	-10.81%
4457.07	-75.000%	$408.64	-59.14%	-22.46%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The starting level.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual ending level.

PRS-14

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

Hypothetical Payments at Stated Maturity

Set forth below are three examples of payment at stated maturity calculations (rounded to two decimal places, assuming hypothetical ending levels as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price:

Starting level: 17828.29

Hypothetical ending level: 21393.95

Since the hypothetical ending level is greater than the starting level, the redemption amount would equal:

$1,000 +	$1,000 ×	21393.95 – 17828.29	× 100%	= $1,200.00
17828.29

On the stated maturity date you would receive $1,200.00 per security.

Example 2. Redemption amount is equal to the original offering price:

Starting level: 17828.29

Hypothetical ending level: 16936.88

Threshold level: 15000.00, which is approximately 84.136% of the starting level and results in a buffer amount of approximately 15.864%

Since the hypothetical ending level is less than the starting level, but not by more than the buffer amount, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000.00 per security.

Example 3. Redemption amount is less than the original offering price:

Starting level: 17828.29

Hypothetical ending level: 8914.15

Threshold level: 15000.00, which is approximately 84.136% of the starting level and results in a buffer amount of approximately 15.864%

Since the hypothetical ending level is less than the starting level by more than the buffer amount, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 –	$1,000 ×	15000.00 – 8914.15	= $658.64
17828.29

On the stated maturity date you would receive $658.64 per security.

To the extent that the ending level differs from the values assumed above, the results indicated above would be different.

PRS-15

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

The Dow Jones Industrial Average

The Dow Jones Industrial Average is an equity index that is intended to provide an indication of the pattern of common stock price movement in the United States equity market. See “Description of Equity Indices—The Dow Jones Industrial AverageSM” in the accompanying market measure supplement for additional information about the Dow Jones Industrial Average.

Historical Information

We obtained the closing levels listed below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Index for the period from January 1, 2006 to May 26, 2016. The closing level on May 26, 2016 was 17828.29. The historical performance of the Index should not be taken as an indication of the future performance of the Index during the term of the securities.

PRS-16

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

The Dow Jones Industrial Average (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Index for each quarter in the period from January 1, 2006 through March 31, 2016 and for the period from April 1, 2016 to May 26, 2016.

	High	Low	Last
2006
First Quarter	11317.43	10667.39	11109.32
Second Quarter	11642.65	10706.14	11150.22
Third Quarter	11718.45	10739.35	11679.07
Fourth Quarter	12510.57	11670.35	12463.15
2007
First Quarter	12786.64	12050.41	12354.35
Second Quarter	13676.32	12382.30	13408.62
Third Quarter	14000.41	12845.78	13895.63
Fourth Quarter	14164.53	12743.44	13264.82
2008
First Quarter	13056.72	11740.15	12262.89
Second Quarter	13058.20	11346.51	11350.01
Third Quarter	11782.35	10365.45	10850.66
Fourth Quarter	10831.07	7552.29	8776.39
2009
First Quarter	9034.69	6547.05	7608.92
Second Quarter	8799.26	7761.60	8447.00
Third Quarter	9829.87	8146.52	9712.28
Fourth Quarter	10548.51	9487.67	10428.05
2010
First Quarter	10907.42	9908.39	10856.63
Second Quarter	11205.03	9774.02	9774.02
Third Quarter	10860.26	9686.48	10788.05
Fourth Quarter	11585.38	10751.27	11577.51
2011
First Quarter	12391.25	11613.30	12319.73
Second Quarter	12810.54	11897.27	12414.34
Third Quarter	12724.41	10719.94	10913.38
Fourth Quarter	12294.00	10655.30	12217.56
2012
First Quarter	13252.76	12359.92	13212.04
Second Quarter	13279.32	12101.46	12880.09
Third Quarter	13596.93	12573.27	13437.13
Fourth Quarter	13610.15	12542.38	13104.14
2013
First Quarter	14578.54	13328.85	14578.54
Second Quarter	15409.39	14537.14	14909.60
Third Quarter	15676.94	14776.13	15129.67
Fourth Quarter	16576.66	14776.53	16576.66
2014
First Quarter	16530.94	15372.80	16457.66
Second Quarter	16947.08	16026.75	16826.60
Third Quarter	17279.74	16368.27	17042.90
Fourth Quarter	18053.71	16117.24	17823.07
2015
First Quarter	18288.63	17164.95	17776.12
Second Quarter	18312.39	17596.35	17619.51
Third Quarter	18120.25	15666.44	16284.70
Fourth Quarter	17918.15	16272.01	17425.03
2016
First Quarter	17716.66	15660.18	17685.09
April 1, 2016 to May 26, 2016	18096.27	17435.40	17828.29

PRS-17

Market Linked Securities—Upside Participation and Fixed Percentage

Buffered Downside

Principal at Risk Securities Linked to the Dow Jones Industrial AverageSM due March 2, 2020

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” in the accompanying product supplement and “Selected Risk Considerations” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid derivative contract that is an “open transaction” for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•

Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Subject to the discussion below, if you are a non-U.S. holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

The U.S. Treasury Department recently finalized the regulations referred to in “United States Federal Tax Considerations – Tax Consequences to Non-U.S. Holders – Possible Application of Section 871(m) of the Code” in the accompanying product supplement, which require withholding on certain “dividend equivalent” payments to non-U.S. persons. Based on the effective date in the final regulations, those regulations generally will not apply to the securities assuming there is no significant modification to the securities’ terms that results in a deemed exchange of the securities for U.S. federal income tax purposes.

As discussed in the section of the accompanying product supplement entitled “United States Federal Tax Considerations – FATCA Legislation,” withholding under legislation commonly referred to as “FATCA” might (if the securities were recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities and, after 2018, gross proceeds of a disposition of the securities. You should consult your tax adviser regarding the potential application of FATCA to the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect. If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-18